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                                                                   EXHIBIT 10.21

                                            RESTRICTED STOCK UNIT AWARD (#) ____

                           EDDIE BAUER HOLDINGS, INC.
                            2005 STOCK INCENTIVE PLAN
          NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AWARD CERTIFICATE

     THIS IS TO CERTIFY that Eddie Bauer Holdings, Inc., a Delaware corporation (the "COMPANY"), has offered you (the "GRANTEE") the right to receive restricted stock units ("RESTRICTED STOCK UNITS" or "AWARD") under its 2005 Stock Incentive Plan (the "PLAN"), as follows:

Name of Grantee:
                         -----------------------------------
Address of Grantee:
                         -----------------------------------

                         -----------------------------------

                         -----------------------------------
Hypothetical Number
of Shares:
                         -----------------------------------
Offer Grant Date:
                         -----------------------------------

Offer Expiration Date:   15 Days after the Offer Grant Date

Payment Date:
                         -----------------------------------
Vesting
Commencement Date:       July 1, 2005

Vesting Schedule:

                            ANNIVERSARY       PERCENTAGE OF
                           OF THE VESTING         VESTED
                         COMMENCEMENT DATE        SHARES
                         -----------------   ---------------
                               First             33 1/3%
                               Second            66 2/3%
                               Third                100%

By your signature and the signature of the Company's representative below, you and the Company agree to be bound by all of the terms and conditions of the Restricted Stock Unit Agreement, which is attached hereto as Annex I and the Plan (both incorporated herein by this reference as if set forth in full in this document). By executing this Certificate, you hereby irrevocably elect to accept the Restricted Stock Units rights granted pursuant to this Certificate and the related Restricted Stock Unit Agreement and to receive the Award of Restricted Stock Units designated above subject to the terms of the Plan, this Certificate and the Award Agreement.

GRANTEE:                                EDDIE BAUER HOLDINGS, INC.


                                        By:
-------------------------------------       ------------------------------------
                      , an individual       Fabian Mansson,
----------------------                      Chief Executive Officer

Dated:                                  Dated:
       ------------------------------          ---------------------------------

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                                                                         ANNEX I

                           EDDIE BAUER HOLDINGS, INC.
                            2005 STOCK INCENTIVE PLAN
              NON-EMPLOYEE DIRECTOR RESTRICTED STOCK UNIT AGREEMENT

     This Restricted Stock Unit Agreement (this "AGREEMENT"), is made and entered into on the execution date of the Restricted Stock Unit Certificate to which it is attached (the "CERTIFICATE"), by and between Eddie Bauer Holdings, Inc., a Delaware corporation (the "COMPANY"), and the Non-Employee Director ("GRANTEE") named in the Certificate.

     Pursuant to the Eddie Bauer Holdings, Inc. 2005 Stock Incentive Plan, as amended or restated from time to time (the "PLAN"), the Administrator of the Plan has authorized the grant to Grantee of restricted stock units ("RESTRICTED STOCK UNITS" or "AWARD"), upon the terms and subject to the conditions set forth in this Agreement and in the Plan. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan.

     NOW, THEREFORE, in consideration of the premises and the benefits to be derived from the mutual observance of the covenants and promises contained herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. BASIS FOR AWARD. This Award is made in accordance with Section 7.1 of the Plan. The Grantee hereby receives as of the date hereof an Award of Restricted Stock Units pursuant to the terms of this Agreement (the "Grant").

     2. UNITS AWARDED.

          (a) The Company hereby awards to the Grantee, Restricted Stock Units for the Hypothetical Number Of Shares set forth in the Certificate. Restricted Stock Units are hypothetical Common Stock units having a value equal to the Fair Market Value of an identical number of shares of the Company's Common Stock. Each restricted stock unit represents a right to receive one share of Common Stock from the Company at the Payment Date set forth in the Certificate.

          (b) The Company shall in accordance with the Plan establish and maintain a Restricted Stock Unit Account for the Grantee, and such account shall be credited for the number of Restricted Stock Units granted to the Grantee. The Restricted Stock Unit Account shall be credited for any securities or other property (including regular cash dividends) distributed by the Company in respect of its Common Stock. Any such property shall be subject to the same vesting schedule as the Restricted Stock Units to which they relate.

          (c) Until the Restricted Stock Units awarded to the Grantee shall have vested and becomes payable on the Payment Date specified in the Certificate, the Restricted Stock Units and any related securities, cash dividends or other property nominally credited to a Restricted Stock Unit Account may not be sold, transferred, or otherwise disposed of and may not be pledged or otherwise hypothecated.

     3. VESTING. The Restricted Stock Units covered by this Agreement shall vest subject to the Vesting Schedule set forth in the Certificate. If the Grantee shall cease Continuous


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Service on account of the Grantee's death, Total and Permanent Disability or
Retirement (as such terms are defined in the Plan), the Restricted Stock Units shall vest upon such event. Upon the occurrence of: (a) a Change in Control, (b) termination of Continuous Service on account of Grantee's death or Disability,
(c) failure of the Board to nominate Grantee for re-election as a Director (other than for Cause or Grantee's voluntary termination), or (d) failure of the Company's stockholders to re-elect Grantee at any stockholders' meeting after nomination by the Board, the Restricted Stock Units shall become 100% vested on such event. Except as otherwise provided in this Section, if the Grantee ceases Continuous Service for any other reason, the unvested Restricted Stock Units shall be forfeited immediately.

     4. PAYMENT. As soon as practicable after the Payment Date set forth in the Certificate, payment shall be made in shares of Common Stock. If the Certificate does not specify a Payment Date, the Payment Date shall be the Vesting Date. The Administrator shall cause a stock certificate to be delivered to the Grantee with respect to such shares free of all restrictions hereunder, except for applicable federal securities laws restrictions. Any securities, cash dividends or other property credited to the Restricted Stock Unit Account other than Restricted Stock Units shall be paid in kind, or, in the discretion of the Administrator, in cash.

     5. DEFERRAL ELECTION. Prior to the Offer Expiration Date specified in the Certificate and acceptance of this Award, Grantee may make a one-time election to defer the timing of the payment of the Restricted Stock Unit Award and have such amount paid at a later date pursuant to the terms of the Eddie Bauer Holdings, Inc. Nonqualified Deferred Compensation Plan, subject to the following terms and conditions:

          (a) The deferral election must be made within 30 days after the grant of the Award;

          (b) the deferral election must be made at least 12 months in advance of the earliest Vesting Date at which the forfeiture condition could lapse;

          (c) the deferral election may not take effect until at least 12 months after the date on which it is made; and

          (d) the deferral election must postpone the Payment Date for a period of at least five years from the date the Award would otherwise become payable or at least five years from the date the first payment of the Award otherwise would become payable.

     6. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance of Shares upon vesting of the Restricted Stock Units shall be subject to compliance by the Company and the Grantee with all applicable requirements of securities laws, other applicable laws and regulations of any stock exchange or interdealer quotation system on which the Common Stock may be listed at the time of such issuance or transfer. The Grantee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission ("SEC"), any state securities commission or any stock exchange to effect such compliance.

     7. TAX WITHHOLDING. The Grantee agrees that no later than the date as of which the Restricted Stock Units vest, the Grantee shall pay to the Company (in cash or to the extent permitted by the Administrator, Shares held by the Grantee whose Fair Market Value on the day


                                                                          Page 2

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preceding the date the Restricted Stock Units vests is equal to the amount of the Grantee's tax withholding liability) any federal, state or local taxes of any kind required by law to be withheld, if any, with respect to the Restricted Stock Units for which the restrictions shall lapse. Alternatively, the Company or its Affiliates shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee (including payments due when the Restricted Stock Units vest) any federal, state or local taxes of any kind required by law to be withheld with respect to the shares of Restricted Stock Units.

     8. SECTION 409A LIMITATION. It is the parties intention that this arrangement comply with Internal Revenue Code Section 409A. In the event the Administrator determines at any time that this Restricted Stock Unit constitutes "nonqualified deferred compensation" within the meaning of Section 409A of the Code, notwithstanding any provision of the Plan or this Agreement to the contrary, the Award shall satisfy the additional conditions applicable to nonqualified deferred compensation under Section 409A of the Code, in accordance with Section 8 of the Plan. Therefore, unless the parties explicitly agree that this provision is inapplicable, notwithstanding anything to the contrary in this or any other agreement:

          (a) A deferral election or second election or change in the time or form of benefit payments that would violate Section 409A shall have no legal effect, and the Grantee shall have the right to receive the amount (and will be taxable on it) as if it had been paid when it would have been paid absent the illegal election. The Grantee promises to repay, with interest at the applicable federal rate, any amount paid prior to the specified Payment Date in violation of Section 409A.

          (b) If the Company mistakenly defers more than the Grantee elected, the excess amount deferred shall be a nonelective Company deferral payable at the time and in the manner as the elected deferral. The Grantee hereby authorizes withholding the mistaken amount from his or her Award.

          (c) If the Company mistakenly defers less than the Grantee elected, the deficiency shall be credited to the employee as soon as discovered. The Grantee's Award thereafter shall be reduced (without adverse consequences to the employer) in a reasonable way specified by the Company to offset the cost of correcting the deficiency.

          (d) In lieu of the foregoing, the employer unilaterally may take any other steps that will prevent any of the errors described above from violating
Section 409A.

          (e) Notwithstanding the foregoing, the Company shall have no liability to any Participant or any other person if the terms of this Award do not satisfy the additional conditions applicable to nonqualified deferred compensation under
Section 409A of the Code and Section 8 of the Plan.

     9. NONTRANSFERABILITY. This Award is not transferable.

     10. NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in this Agreement shall be deemed by implication or otherwise to impose any limitation on any right of the Company or any of its Affiliates to terminate the Grantee's Continuous Service at any time, in the absence of a specific written agreement to the contrary.


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     11. REPRESENTATIONS AND WARRANTIES OF GRANTEE. The Grantee represents and warrants to the Company that:

          (a) Agrees to Terms of the Plan. The Grantee has received a copy of the Plan and has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions. The Grantee acknowledges that there may be adverse tax consequences upon the vesting of Restricted Stock Units or thereafter if the Award is paid and the Grantee later disposes of the Shares, and that the Grantee should consult a tax advisor prior to such time.

          (b) Cooperation. The Grantee agrees to sign such additional documentation as may reasonably be required from time to time by the Company.

     12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of a Change in Capitalization, the Administrator may make appropriate adjustments to the number and class of shares relating to the Restricted Stock Units as it deems appropriate, in its sole discretion, to preserve the value of this Award. The Administrator's adjustment shall be made in accordance with the provisions of
Section 12 of the Plan and shall be effective and final, binding and conclusive for all purposes of the Plan and this Agreement.

     13. GOVERNING LAW; MODIFICATION. This Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of law principles. The Agreement may not be modified except in writing signed by both parties.

     14. DEFINED TERMS. Except as otherwise provided herein, or unless the context clearly indicates otherwise, capitalized terms used but not defined herein have the definitions as provided in the Plan. The terms and provisions of the Plan are incorporated herein by reference, and the Grantee hereby acknowledges receiving a copy of the Plan. In the event of a conflict or inconsistency between the discretionary terms and provisions of the Plan and the provisions of this Agreement, the Plan shall govern and control.

     15. MISCELLANEOUS. The masculine pronoun shall be deemed to include the feminine, and the singular number shall be deemed to include the plural unless a different meaning is plainly required by the context.


                                                                          Page 4

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                                    EXHIBIT A

              EDDIE BAUER HOLDINGS, INC. 2005 STOCK INCENTIVE PLAN